UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2009

NORTH AMERICAN GOLD & MINERALS FUND
(Exact name of registrant as specified in its charter)

Nevada	333-141426	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

848 N. Rainbow Blvd., # 3003, Las Vegas, NV	89107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 635-8146

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02           Unregistered Sales of Equity Securities

Simultaneously with the closing under the Acquisition Agreement, we issued an aggregate of 36,000,000 (thirty six million) restricted shares of common stock of the Company. The securities were issued to two (2) non-U.S. person (as that term as defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Simultaneously with the closing under the Acquisition Agreement, we issued an aggregate of 4,000,000 (four million) restricted shares of common stock of the Company. The securities were issued to one (1) U.S. person, as that term is defined in Regulation S of the Securities Act of 1933, relying on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Item 8.01           Other Events

On November 2, 2009, we acquired an undivided fifty (50%) percent interest in the North Rawhide Gold Mine pursuant to an agreement (the “North Rawhide Acquisition Agreement”) with Searchlight Exploration, LLC, Amstart Investment Group Limited and Bayline Investment Group S.A., pursuant to which the Company agreed to acquire an undivided fifty (50%) interest in the unpatented mining claims known as the North Rawhide Gold Mine, located in Mohave County, Arizona in exchange for 40,000,000 (forty million) shares of our restricted common stock valued at $1.05 (One dollar and five cents) per share, as well as a 5% (Five percent) net smelter returns royalty and a 5% (Five percent) net profit interest for this mine only.

The North Rawhide Gold Project encompasses approximately 60 acres of mining claims (three lode claims) in the Owens Mining District in southern Mohave County, Arizona, on land administered by the Bureau of Land Management (BLM). Access is from Alamo Road. North Rawhide includes the historic North Rawhide and Copper Bluff Gold Mines, with numerous shafts, adits, bulldozer cuts and one small open pit.

Gold mineralization at North Rawhide is reportedly found in quartz veins and silicified breccia zones within the upper plate of the Buckskin Rawhide Detachment Fault, typically associated with copper oxide. The Buckskin Rawhide Detachment Fault is located a few hundred yards south of the North Rawhide #2 claim.

North Rawhide was previously included in a Phelps Dodge gold exploration project, which included geochemical and magnetic surveys, as well as preliminary drilling. Based on materials from the Phelps Dodge drill campaign that are in the public domain, undrilled Phelps Dodge targets included the North Rawhide area. The Company intends to pick up where Phelps Dodge left off and, following some preliminary geological work, resume drilling the property.

Item 9.01         Exhibits

99.1

Interest in North Rawhide Gold Mine Acquisition Agreement dated November 2, 2009 among North American Gold & Minerals Fund, Searchlight Exploration, LLC, Amstart Investment Group Limited and Bayline Investment Group S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GOLD & MINERALS FUND

/s/ Ronald Yadin Lowenthal
Ronald Yadin Lowenthal
President and Director

November 2, 2009